Exhibit 99.1

801 E. 86th Avenue

Merrillville, IN 46410

May 1, 2012

FOR ADDITIONAL INFORMATION

Media	Investors
Mike Banas	Randy Hulen
Communications Manager	Managing Director, Investor Relations
(219) 647-5581	(219) 647-5688
mbanas@nisource.com	rghulen@nisource.com

NiSource Reports First Quarter 2012 Earnings

•	Results squarely in line with 2012 earnings guidance

•	Positive growth from regulatory, modernization and growth initiatives

•	Record $1.4 billion capital investment program on track

MERRILLVILLE, Ind. — NiSource Inc. (NYSE: NI) today announced net operating earnings from continuing operations (non-GAAP) of $214.5 million, or $0.76 cents per share for the three months ended March 31, 2012, compared to $206.6 million, or $0.74 cents per share for the first quarter of 2011. Operating earnings for the quarter (non-GAAP) were $435.5 million compared to $402.1 million for the same period in 2011.

On a GAAP basis, NiSource reported income from continuing operations for the three months ended March 31, 2012, of $193.5 million, or $0.68 cents per share, compared with $209.1 million, or $0.75 cents per share in the same period a year ago. Operating income was $399.4 million for the first quarter of 2012, compared with $406.4 million in the year-ago period. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP.

“Following a successful 2011, NiSource teams are continuing to execute on a robust combination of investment-driven growth, modernization and regulatory initiatives,” President and Chief Executive Officer Robert C. Skaggs, Jr. said. “This well-established and customer-focused business strategy generated first quarter results squarely in line with our expectations, as well as our 2012 earnings outlook.”

Progress on midstream and pipeline investment opportunities

NiSource Gas Transmission & Storage (NGT&S) continues to develop and execute investment opportunities in emerging and existing markets. The company is active in midstream, mineral leasing and traditional pipeline projects, particularly in areas within the company’s strategic footprint in the Utica and Marcellus shale production areas.

•

Work is progressing on NiSource Midstream Services’ (NMS) Big Pine Gathering System. Anchored by a long-term agreement with XTO Energy Inc., the 70-mile, $150 million project is located in the hydrocarbon-rich area of western Pennsylvania. It will offer an initial capacity of approximately 425 million cubic feet per day with interconnections to multiple interstate pipeline markets. The project’s targeted in-service date is December 2012.

•

NMS also is pursuing opportunities in the liquids-rich portion of the Utica play in eastern Ohio, including proposals to provide gathering services, as well as cryogenic natural gas liquids processing. In addition, NMS is in advanced discussions with a producer counterparty regarding a potential joint venture that would optimize NMS’ minerals position in this area, which could include significant downstream infrastructure investment opportunities.

•

NGT&S also is successfully pursuing growth opportunities through expansion of its existing pipeline system. For example, NGT&S recently completed open seasons on two supply- and market-driven expansions of its Columbia Gas Transmission and Columbia Gulf Transmission systems. Both projects have projected in-service dates of late-2014.

o	The approximately $220 million West Side Expansion will transport approximately 500,000 dekatherms per day of Marcellus production originating in southwest Pennsylvania and north-central West Virginia to Gulf Coast markets. Binding long-term precedent agreements have been signed with two shippers.

o	The East Side Expansion Project would connect about 500,000 dekatherms per day of northern Pennsylvania Marcellus production with growing mid-Atlantic markets. Negotiations with customers for binding transportation agreements are currently underway.

•

Another Columbia Gas Transmission project took a step forward on March 20, when the company received approval from the Federal Energy Regulatory Commission to construct facilities to serve Virginia Electric and Power Company’s 1,329-megawatt, gas-fired generation facility under construction in Warren County, Va. The approximately $35 million project will provide up to nearly 250,000 dekatherms per day of long-term, firm transportation starting in mid-2014.

•

Also during the first quarter, Columbia Gas Transmission continued discussions with customers regarding a long-term infrastructure modernization program. Similar to the modernization programs in place at NiSource’s gas utilities, this effort will enhance the reliability and flexibility of the company’s core pipeline system, ensuring continued safe and reliable service while positioning the company to meet anticipated regulatory requirements. The plan is estimated to involve an investment of about $4 billion over a 10- to 15-year period.

“The NGT&S Team has hit the ground running in the first quarter,” Skaggs said. “With a diverse mix of new and ongoing projects, we remain focused on enhancing the long-term value of our assets by executing on exciting growth opportunities taking shape in both supply and demand markets. The team also is actively pursuing a collaborative, long-term commitment to system modernization that offers numerous customer benefits, while at the same time supporting ongoing rate base and earnings growth.”

Customer service and reliability initiatives in Indiana

Northern Indiana Public Service Company (NIPSCO) continues to advance initiatives designed to improve customer services and reliability, as well as enhance the region’s environmental and economic sustainability.

•

Significant environmental investments at NIPSCO’s coal-fired electric generation facilities remain on track and on budget, including construction of flue gas desulfurization equipment on two units at the company’s Schahfer generating station. An investment of more than $500 million at Schahfer, the improvements are part of a nearly $850 million environmental investment program over the next six to eight years.

•

NIPSCO also continued to strengthen its management ranks by appointing Kathleen O’Leary to the new role of president. Reporting to NIPSCO CEO Jimmy Staton, O’Leary will lead regulatory and governmental strategies, economic development and other key stakeholder engagement efforts. O’Leary was previously senior vice president of communications and compliance at NIPSCO.

•

As part of an ongoing process to identify additional ways to improve customer service, all of NiSource’s utilities, including NIPSCO, introduced new mobile websites, which offer convenient, on-the-go transaction, safety and customer service access through mobile phones and other devices.

•

On April 5, NIPSCO introduced its IN-Charge Electric Vehicle Program. The pilot program provides a credit for residential electric customers to offset the cost of installing a home-based electric vehicle charging system. The program also offers customers overnight charging for their vehicles at home.

“Our NIPSCO team remains keenly focused on continuously improving customer service and reliability, while investing in long-term economic and environmental sustainability across our Indiana service territory,” said Skaggs. “The team made significant strides in 2011, and I’m confident NIPSCO is positioned to deliver even greater customer, community and shareholder value this year.”

Modernizing natural gas distribution infrastructure and services

NiSource Gas Distribution (NGD) companies continue to deliver strong results from their strategy of aligning long-term infrastructure replacement and enhancement programs with a variety of complementary customer programs and rate-design initiatives.

•

On the leadership front, Joe Hamrock was named executive vice president and group CEO of the NGD business unit, effective this month. Hamrock brings strong senior leadership experience to the unit’s already solid management team, having most recently served as president and chief operating officer of American Electric Power Ohio.

•

Infrastructure projects across much of the NGD territory, combined with complementary customer programs and regulatory treatment, continue to generate sustainable earnings growth. These initiatives, part of a more than $4 billion long-term investment program, along with the new rates in effect during 2011, contributed more than $11 million in additional operating earnings during the first quarter compared to the same period last year.

•

On the regulatory front, Columbia Gas of Massachusetts (CMA) filed a base rate case on April 13, 2012, with the Massachusetts Department of Public Utilities. The case, which seeks increased revenues of approximately $29 million, is designed to support the company’s expanded infrastructure modernization and replacement plans with timely investment recovery. A decision is expected in late October 2012.

•

At Columbia Gas of Pennsylvania (CPA), the state’s General Assembly approved HB1294 on February 7. The law supports the company’s infrastructure modernization initiatives by authorizing the Pennsylvania Public Utility Commission to approve a distribution system improvement charge. In addition, it allows Pennsylvania utilities to base their rates on a forecasted test year, which will allow recovery of infrastructure investments as they are made.

“Our portfolio of gas distribution companies continues to deliver innovative programs to customers and solid financial performance for shareholders,” Skaggs said. “Through a combination of regulatory and infrastructure strategies, we have positioned this business to deliver long-term earnings growth, while providing our customers with safe, reliable and high-quality service.”

Affirming earnings guidance, capital investment and dividend growth consideration

Skaggs noted that NiSource remains on track to deliver net operating earnings in line with its full-year outlook, which for 2012 is $1.40 to $1.50 per share (non-GAAP*). The company also is proceeding with a robust 2012 capital investment program of approximately $1.4 billion.

NiSource also continues to maintain its core financial commitments, including stable, investment grade credit ratings and a secure, attractive dividend.

During the first quarter, Standard & Poor’s reaffirmed NiSource’s BBB- /stable credit rating. Comparable ratings for the company were reaffirmed by Moody’s Investors Services and Fitch Ratings in the fourth quarter of 2011.

First Quarter 2012 Operating Earnings — Segment Results (non-GAAP)

NiSource’s consolidated operating earnings (non-GAAP) for the quarter ended March 31, 2012, were $435.5 million, compared to $402.1 million in the first quarter of 2011. Refer to Schedule 2 for the items included in 2012 and 2011 GAAP operating income but excluded from operating earnings.

Operating earnings for NiSource’s business segments for the quarter ended March 31, 2012, are discussed below.

NiSource Gas Distribution reported operating earnings for the current quarter of $246.5 million compared to $237.0 million in the first quarter of 2011. Net revenues, excluding the impact of trackers, increased by $11.4 million primarily attributable to increases in regulatory and service programs, including the impact of the CPA rate case and the implementation of new rates under Columbia Gas of Ohio’s approved infrastructure replacement program.

Operating expenses, excluding trackers, were $1.9 million higher than the comparable 2011 period as a result of an increase in depreciation costs due to an increase in capital expenditures. This increase was partially offset by a decrease in employee and administrative expenses, primarily pension costs.

As reflected in the Segment Volumes and Statistical Data schedule, deliveries to residential and commercial customers during the quarter were reduced due to unseasonably mild weather, which was 23 percent warmer than normal. By contrast, industrial deliveries increased by approximately 10 percent compared to the first quarter of 2011, reflecting the impact of low natural gas prices on industrial usage in our markets.

NiSource Gas Transmission and Storage reported operating earnings for the current quarter of $138.6 million compared to $118.4 million in the first quarter of 2011. Net revenues, excluding the impact of trackers, increased by $16.5 million, primarily attributable to an increase in demand margin revenue as a result of growth projects and the impact of the rate case at Columbia Gulf, partially offset by a decrease in commodity margin revenue due to decreased throughput as a result of warmer weather.

Operating expenses, excluding the impact of trackers, increased $1.0 million from the comparable 2011 period primarily due to increased other taxes, partially offset by lower outside service costs and decreased employee and administrative expenses, largely pension costs.

Equity earnings increased $4.7 million primarily from increased earnings at Millennium.

NiSource Electric reported operating earnings for the current quarter of $48.5 million compared to $49.3 million in the first quarter of 2011. Net revenues, excluding the impact of trackers, increased by $29.1 million primarily due to increased industrial, commercial and residential margins mainly as a result of the implementation of the electric rate case. Additionally, there were lower revenue credits in the current period as a result of the electric rate case. These increases were partially offset by a decrease in environmental cost recovery due to the plant investment eligible for recovery being reset to zero as a result of the electric rate case.

Operating expenses increased by $29.9 million, excluding trackers, primarily attributable to an increase in employee and administrative expenses, higher electric generation costs, and an increase in Midwest Independent Transmission System Operator (MISO) fees. Additionally, there was an increase in depreciation costs primarily related to the Sugar Creek facility that is no longer being deferred as a result of the electric rate case.

Corporate and Other reported operating earnings of $1.9 million for the current quarter compared to a loss of $2.6 million in the first quarter of 2011.

Other Items

Interest expense increased by $13.5 million due to the issuance of long-term debt in November 2011 and June 2011, the expiration of deferred interest costs related to Sugar Creek as a result of the electric rate case, and higher short-term borrowings and rates. These increases were partially offset by the repurchase of long-term debt in December 2011.

Other-net income of $1.0 million was recorded in 2012 compared to $3.3 million in 2011.

The effective tax rate of net operating earnings was 35.6 percent compared to 34.5 percent for the same period last year.

Income from Continuing Operations (GAAP)

On a GAAP basis, NiSource reported income from continuing operations for the three months ended March 31, 2012, of $193.5 million, or $0.68 per share, compared with $209.1 million, or $0.75 per share for the comparable period in 2011.

The NiSource GAAP results reflect certain non-material corrections to its consolidated financial statements for the three months ended March 31, 2011. The effect of these non-material corrections was an increase in income from continuing operations of $4.3 million or $0.02 per share for the three months ended March 31, 2011.

Operating earnings and net operating earnings from continuing operations are non-GAAP measures. NiSource management believes that these performance measures provide a more meaningful representation of the company’s earnings from ongoing operations than GAAP measures alone. NiSource uses these measures internally to manage the business and to track financial performance against budget. Refer to Schedule 1 for a complete list of the items included in 2012 and 2011 GAAP income from Continuing Operations but excluded from net operating earnings.

*There will likely be differences between net operating earnings and GAAP earnings, but, due to the unpredictability of weather and other factors, NiSource does not provide GAAP earnings guidance.

About NiSource

NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; the effectiveness of NiSource’s restructured outsourcing agreement; actual operating experience of NiSource’s assets; the regulatory process; regulatory and legislative changes; the impact of potential new environmental laws or regulations; the results of material litigation; changes in pension funding requirements; changes in general economic, capital and commodity market conditions; and counterparty credit risk and the matters set forth in the “Risk Factors” Section in NiSource’s 2011 Form 10-K and 2011 Forms 10-Q, many of which are risks beyond the control of NiSource. In addition, the relative contributions to profitability by each segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. NiSource expressly disclaims a duty to update any of the forward-looking statements contained in this release.

NiSource Inc.

Consolidated Net Operating Earnings (Non-GAAP)

(unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2012	2011
Net Revenues
Gas Distribution	$908.2	$1,367.6
Gas Transportation and Storage	409.2	402.9
Electric	358.0	345.2
Other	24.8	23.9

Gross Revenues	1,700.2	2,139.6
Cost of Sales (excluding depreciation and amortization)	633.0	1,085.8

Total Net Revenues	1,067.2	1,053.8

Operating Expenses
Operation and maintenance	355.0	342.5
Operation and maintenance — trackers	51.7	85.4
Depreciation and amortization	143.2	130.9
Depreciation and amortization — trackers	2.9	3.4
Other taxes	60.8	57.0
Other taxes — trackers	25.8	35.5

Total Operating Expenses	639.4	654.7

Equity Earnings in Unconsolidated Affiliates	7.7	3.0

Operating Earnings	435.5	402.1

Other Income (Deductions)
Interest expense, net	(103.3)	(89.8)
Other, net	1.0	3.3

Total Other Deductions	(102.3)	(86.5)

Operating Earnings From Continuing Operations
Before Income Taxes	333.2	315.6
Income Taxes	118.7	109.0

Net Operating Earnings from Continuing Operations	214.5	206.6

GAAP Adjustment	(21.0)	2.5

GAAP Income from Continuing Operations	$193.5	$209.1

Basic Net Operating Earnings Per Share from Continuing Operations	$0.76	$0.74

GAAP Basic Earnings Per Share from Continuing Operations	$0.68	$0.75

Basic Average Common Shares Outstanding	282.9	279.3

NiSource Inc.

Segment Operating Earnings (Non-GAAP)

Gas Distribution Operations	Three Months Ended March 31,
(in millions)	2012	2011
Net Revenues
Sales Revenues	$1,103.8	$1,581.1
Less: Cost of gas sold	555.6	997.9

Net Revenues	548.2	583.2

Operating Expenses
Operation and maintenance	172.1	173.5
Operation and maintenance — trackers	32.1	68.8
Depreciation and amortization	46.7	43.0
Other taxes	25.0	25.4
Other taxes — trackers	25.8	35.5

Total Operating Expenses	301.7	346.2

Operating Earnings	$246.5	$237.0

GAAP Adjustment	(34.5)	4.5

GAAP Operating Income	$212.0	$241.5

Gas Transmission and Storage Operations	Three Months Ended March 31,
(in millions)	2012	2011
Net Revenues
Transportation revenues	$218.1	$199.7
Storage revenues	49.3	50.5
Other revenues	8.0	5.2

Total Operating Revenues	275.4	255.4
Less: Cost of Sales	0.9	—

Net Operating Revenues	274.5	255.4

Operating Expenses
Operation and maintenance	78.0	80.5
Operation and maintenance - trackers	16.7	14.1
Depreciation and amortization	33.0	32.7
Other taxes	15.9	12.7

Total Operating Expenses	143.6	140.0

Equity Earnings in Unconsolidated Affiliates	7.7	3.0

Operating Earnings	$138.6	$118.4

GAAP Adjustment	—	—

GAAP Operating Income	$138.6	$118.4

NiSource Inc.

Segment Operating Earnings (Non-GAAP)

Electric Operations	Three Months Ended March 31,
(in millions)	2012	2011
Net Revenues
Sales revenues	$360.0	$347.0
Less: Cost of sales	117.2	133.2

Net Revenues	242.8	213.8

Operating Expenses
Operation and maintenance	114.3	91.3
Operation and maintenance — trackers	2.9	2.5
Depreciation and amortization	58.0	51.0
Depreciation and amortization — trackers	2.9	3.4
Other taxes	16.2	16.3

Total Operating Expenses	194.3	164.5

Operating Earnings	$48.5	$49.3

GAAP Adjustment	(2.3)	1.3

GAAP Operating Income	$46.2	$50.6

Corporate and Other Operations	Three Months Ended March 31,
(in millions)	2012	2011
Operating Income (Loss)	$1.9	$(2.6)

GAAP Adjustment	0.7	(1.5)

GAAP Operating Income (Loss)	$2.6	$(4.1)

NiSource Inc.

Segment Volumes and Statistical Data

	Three Months Ended March 31,
Gas Distribution Operations	2012	2011
Sales and Transportation (MMDth)
Residential	102.9	134.5
Commercial	61.2	77.6
Industrial	131.3	118.9
Off System	13.5	17.5
Other	0.1	0.3

Total	309.0	348.8

Weather Adjustment	45.4	(7.3)

Sales and Transportation Volumes—Excluding Weather	354.4	341.5

Heating Degree Days	2,262	3,014
Normal Heating Degree Days	2,931	2,900
% (Warmer) Colder than Normal	(23%)	4%

Customers
Residential	3,050,576	3,047,157
Commercial	281,539	282,044
Industrial	7,859	7,705
Other	18	65

Total	3,339,992	3,336,971

	Three Months Ended March 31,
Gas Transmission and Storage Operations	2012	2011
Throughput (MMDth)
Columbia Transmission	379.4	426.6
Columbia Gulf	227.5	244.0
Crossroads Gas Pipeline	4.3	5.1
Intrasegment eliminations	(105.7)	(152.6)

Total	505.5	523.1

NiSource Inc.

Segment Volumes and Statistical Data

	Three Months Ended March 31,
Electric Operations	2012	2011
Sales (Gigawatt Hours)
Residential	781.2	855.8
Commercial	907.8	924.9
Industrial	2,385.0	2,442.4
Wholesale	19.1	67.1
Other	32.5	44.5

Total	4,125.6	4,334.7

Weather Adjustment	81.8	(17.5)

Sales Volumes—Excluding Weather impacts	4,207.4	4,317.2

Electric Customers
Residential	400,348	400,169
Commercial	53,928	53,826
Industrial	2,457	2,424
Wholesale	16	15
Other	717	739

Total	457,466	457,173

NiSource Inc.

Schedule 1 – Reconciliation of Net Operating Earnings to GAAP

	Three Months Ended March 31,
(in millions, except per share amounts)	2012	2011
Net Operating Earnings from Continuing Operations (Non-GAAP)	$214.5	$206.6

Items excluded from operating earnings:
Net Revenues:
Weather—compared to normal	(39.9)	5.8
Unregulated natural gas marketing business	1.0	1.1

Operating Expenses:
Legal reserve adjustment	3.1	—
Unregulated natural gas marketing business	(1.9)	(2.0)
Gain/Loss on sale of assets and asset impairments	1.6	(0.6)

Total items excluded from operating earnings	(36.1)	4.3

Other Income (Deductions):
Investment impairment	(0.7)	—

Tax effect of above items	15.8	(1.8)

Total items excluded from net operating earnings	(21.0)	2.5

Reported Income from Continuing Operations—GAAP	$193.5	$209.1

Basic Average Common Shares Outstanding	282.9	279.3

Basic Net Operating Earnings Per Share from Continuing Operations	$0.76	$0.74

Items excluded from net operating earnings (after-tax)	(0.08)	0.01

GAAP Basic Earnings Per Share from Continuing Operations	$0.68	$0.75

NiSource Inc.

Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP

For Quarter ended March 31,

2012 (in millions)	Gas Distribution	Gas Transmission and Storage	Electric	Corporate & Other	Total
Operating Earnings	$246.5	$138.6	$48.5	$1.9	$435.5

Net Revenues:
Weather (compared to normal)	(34.5)	—	(5.4)	—	(39.9)
Unregulated natural gas marketing business	—	—	—	1.0	1.0

Total Impact—Net Revenues	(34.5)	—	(5.4)	1.0	(38.9)

Operating Expenses
Legal reserve adjustment	—	—	3.1	—	3.1
Unregulated natural gas marketing business	—	—	—	(1.9)	(1.9)
Gain (Loss) on sale of assets and asset impairments	—	—	—	1.6	1.6

Total Impact—Operating Expenses	—	—	3.1	(0.3)	2.8

Total Impact—Operating (Loss) Income	$(34.5)	$—	$(2.3)	$0.7	$(36.1)

Operating Income—GAAP	$212.0	$138.6	$46.2	$2.6	$399.4

2011 (in millions)	Gas Distribution	Gas Transmission and Storage	Electric	Corporate	Total
Operating Earnings (Loss)	$237.0	$118.4	$49.3	$(2.6)	$402.1

Net Revenues:
Weather (compared to normal)	4.5	—	1.3	—	5.8
Unregulated natural gas marketing business	—	—	—	1.1	1.1

Total Impact—Net Revenues	4.5	—	1.3	1.1	6.9

Operating Expenses
Unregulated natural gas marketing business	—	—	—	(2.0)	(2.0)
Loss on sale of assets and asset impairments	—	—	—	(0.6)	(0.6)

Total Impact—Operating Expenses	—	—	—	(2.6)	(2.6)

Total Impact—Operating Income (Loss)	$4.5	$—	$1.3	$(1.5)	$4.3

Operating Income (Loss)—GAAP	$241.5	$118.4	$50.6	$(4.1)	$406.4

NiSource Inc.

Consolidated Income Statement (GAAP)

(unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2012	2011
Net Revenues
Gas Distribution	$873.7	$1,372.0
Gas Transportation and Storage	409.2	403.0
Electric	352.6	346.5
Other	23.2	110.1

Gross Revenues	1,658.7	2,231.6
Cost of Sales (excluding depreciation and amortization)	630.3	1,170.9

Total Net Revenues	1,028.4	1,060.7

Operating Expenses
Operation and maintenance	405.4	429.3
Depreciation and amortization	146.1	134.3
Impairment and (gain)/loss on sale of assets, net	(1.6)	0.7
Other taxes	86.8	93.0

Total Operating Expenses	636.7	657.3

Equity Earnings in Unconsolidated Affiliates	7.7	3.0

Operating Income	399.4	406.4

Other Income (Deductions)
Interest expense, net	(103.3)	(89.8)
Other, net	0.3	3.3

Total Other Deductions	(103.0)	(86.5)

Income from Continuing Operations before Income Taxes	296.4	319.9
Income Taxes	102.9	110.8

Income from Continuing Operations	193.5	209.1

(Loss)/Income from Discontinued Operations—net of taxes	(0.1)	0.4

Net Income	$193.4	$209.5

Basic Earnings Per Share
Continuing operations	$0.68	$0.75
Discontinued operations	—	—

Basic Earnings Per Share	$0.68	$0.75

Diluted Earnings Per Share
Continuing operations	$0.66	$0.73
Discontinued operations	—	—

Diluted Earnings Per Share	$0.66	$0.73

Dividends Declared Per Common Share	$0.46	$0.46

Basic Average Common Shares Outstanding	282.9	279.3
Diluted Average Common Shares	293.1	285.0

NiSource Inc.

Consolidated Balance Sheets (GAAP)

(unaudited)

(in millions)	March 31, 2012	December 31, 2011
ASSETS
Property, Plant and Equipment
Utility Plant	$20,571.1	$20,337.8
Accumulated depreciation and amortization	(8,805.9)	(8,670.2)

Net utility plant	11,765.2	11,667.6

Other property, at cost, less accumulated depreciation	136.8	132.5

Net Property, Plant and Equipment	11,902.0	11,800.1

Investments and Other Assets
Assets of discontinued operations and assets held for sale	0.2	0.2
Unconsolidated affiliates	204.8	204.7
Total Investments and Other Assets	156.5	150.9

Total Investments and Other Assets	361.5	355.8

Current Assets
Cash and cash equivalents	38.5	11.5
Restricted cash	149.7	160.6
Accounts receivable (less reserve of $45.6 and $30.5, respectively)	730.3	854.8
Income tax receivable	0.7	0.9
Gas inventory	181.1	427.6
Underrecovered gas and fuel costs	15.0	20.7
Materials and supplies, at average cost	89.8	87.6
Electric production fuel, at average cost	83.3	50.9
Price risk management assets	141.9	137.2
Exchange gas receivable	76.4	64.9
Regulatory assets	186.2	169.7
Prepayments and other	277.4	261.8

Total Current Assets	1,970.3	2,248.2

Other Assets
Price risk management assets	114.7	188.7
Regulatory assets	1,940.1	1,978.2
Goodwill	3,677.3	3,677.3
Intangible assets	294.9	297.6
Postretirement and postemployment benefits assets	34.9	31.5
Deferred charges and other	150.2	130.9

Total Other Assets	6,212.1	6,304.2

Total Assets	$20,445.9	$20,708.3

NiSource Inc.

Consolidated Balance Sheets (continued) (GAAP)

(unaudited)

(in millions, except share amounts)	March 31, 2012	December 31, 2011
CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock — $0.01 par value, 400,000,000 shares authorized; 283,890,607 and 281,853,571 shares issued and outstanding, respectively	$2.9	$2.8
Additional paid-in capital	4,198.9	4,167.7
Retained earnings	980.0	917.0
Accumulated other comprehensive loss	(60.9)	(59.7)
Treasury stock	(40.4)	(30.5)

Total Common Stockholders’ Equity	5,080.5	4,997.3
Long-term debt, excluding amounts due within one year	5,834.4	6,267.1

Total Capitalization	10,914.9	11,264.4

Current Liabilities
Current portion of long-term debt	750.8	327.3
Short-term borrowings	1,264.2	1,359.4
Accounts payable	380.7	434.8
Dividends payable	65.3	—
Customer deposits and credits	215.1	313.6
Taxes accrued	237.3	220.9
Interest accrued	70.2	111.9
Overrecovered gas and fuel costs	74.3	48.9
Price risk management liabilities	180.4	167.8
Exchange gas payable	66.3	168.2
Deferred revenue	10.6	10.1
Regulatory liabilities	99.9	112.0
Accrued liability for postretirement and postemployment benefits	26.6	26.6
Legal and environmental reserves	37.0	43.9
Other accruals	239.7	301.0

Total Current Liabilities	3,718.4	3,646.4

Other Liabilities and Deferred Credits
Price risk management liabilities	94.9	138.9
Deferred income taxes	2,650.7	2,541.9
Deferred investment tax credits	27.9	29.0
Deferred credits	80.7	78.9
Accrued liability for postretirement and postemployment benefits	946.0	953.8
Regulatory liabilities and other removal costs	1,616.2	1,663.9
Asset retirement obligations	148.4	146.4
Other noncurrent liabilities	247.8	244.7

Total Other Liabilities and Deferred Credits	5,812.6	5,797.5

Total Capitalization and Liabilities	$20,445.9	$20,708.3

NiSource Inc.

Statements of Consolidated Cash Flows (GAAP)

(unaudited)

Three Months Ended March 31, (in millions)	2012	2011
Operating Activities
Net Income	$193.4	$209.5
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Depreciation and amortization	146.1	134.3
Net changes in price risk management assets and liabilities	24.9	14.3
Deferred income taxes and investment tax credits	92.2	102.3
Deferred revenue	0.5	0.7
Stock compensation expense and 401(k) profit sharing contribution	8.9	7.8
Gain on sale of assets	(1.6)	—
Loss on impairment of assets	—	0.7
Income from unconsolidated affiliates	(6.6)	(3.1)
Loss (Gain) from discontinued operations - net of taxes	0.1	(0.4)
Amortization of debt related costs	2.3	2.1
AFUDC equity	(1.0)	(1.4)
Distributions of earnings received from equity investees	12.9	1.8
Changes in Assets and Liabilities:
Accounts receivable	127.9	16.0
Income tax receivable	0.2	78.6
Inventories	211.2	208.5
Accounts payable	(41.3)	(119.9)
Customer deposits and credits	(98.5)	(136.5)
Taxes accrued	16.6	24.1
Interest accrued	(41.7)	(53.0)
Overrecovered gas and fuel costs	31.1	191.0
Exchange gas receivable/payable	(113.4)	(129.6)
Other accruals	(54.3)	(34.0)
Prepayments and other current assets	(4.7)	1.3
Regulatory assets/liabilities	(1.2)	15.2
Postretirement and postemployment benefits	(6.9)	(94.4)
Deferred credits	2.6	3.5
Deferred charges and other noncurrent assets	(23.3)	(3.6)
Other noncurrent liabilities	4.0	1.0

Net Operating Activities from Continuing Operations	480.4	436.8
Net Operating Activities used for Discontinued Operations	(0.4)	(14.7)

Net Cash Flows from Operating Activities	480.0	422.1

Investing Activities
Capital expenditures	(292.6)	(209.4)
Proceeds from disposition of assets	2.1	5.5
Restricted cash withdrawals	11.5	38.0
Contributions to equity investees	(5.3)	—
Other investing activities	(10.4)	(9.2)

Net Cash Flow used for Investing Activities	(294.7)	(175.1)

Financing Activities
Retirement of long-term debt	(5.9)	(2.8)
Premiums and other debt related costs	—	(8.2)
Change in short-term borrowings, net	(94.8)	(119.5)
Issuance of common stock	17.4	3.7
Acquisition of treasury stock	(9.9)	(2.7)
Dividends paid - common stock	(65.1)	(64.2)

Net Cash Flow used for Financing Activities	(158.3)	(193.7)

Change in cash and cash equivalents from continuing operations	27.4	68.0
Cash contributions to discontinued operations	(0.4)	(14.7)
Cash and cash equivalents at beginning of period	11.5	9.2

Cash and Cash Equivalents at End of Period	$38.5	$62.5